Exhibit 99.1

Contact:

William J. Dawson	Jason I. Spark
Vice President, Finance & CFO	Porter Novelli Life Sciences
Cerus Corporation	(619) 849-6005
(925) 288-6053

CERUS ENTERS INTO AGREEMENT TO SUPPLY INTERCEPT PLATELET SYSTEM

TO LARGEST REGION OF GERMAN RED CROSS

June 11, 2008 – Cerus Corporation (NASDAQ: CERS) announced today that a subsidiary of the Company has entered into an agreement to supply the INTERCEPT Blood System for platelets to the largest group of blood centers of the German Red Cross (DRK), including the Frankfurt region. The three-year agreement calls for the DRK Baden-Württemberg - Hessen to implement the INTERCEPT platelet system upon its receipt of marketing authorization from the Paul Ehrlich Institute for INTERCEPT-treated platelets, the successful outcome of a hemovigilance study it will conduct, and acceptance by its customers of the INTERCEPT-treated platelet products. The Paul Ehrlich Institute has previously granted a similar marketing authorization to another German blood center.

“We are pleased that the DRK Baden-Württemberg - Hessen has elected to take a leadership role in improving blood safety through the implementation of the INTERCEPT Blood System,” said Claes Glassell, president and CEO of Cerus Corporation. “Given its prominence of the Frankfurt region’s DRK in the blood banking community, the agreement is a significant step in commercializing the INTERCEPT Blood System in Germany and the rest of Europe.”

The DRK Baden-Württemberg - Hessen is the largest independent group of blood centers in Europe, collecting and processing approximately 25% of the blood supply in Germany. As a leading reference center for transfusion medicine globally, the DRK Baden-Württemberg - Hessen actively collaborates with transfusion medicine professionals from within Germany and around the world in pursuit of best practices in blood banking. To date more than 150,000 INTERCEPT platelet system kits have been shipped to treat platelet components to be administered to thrombocytopenic patients in routine clinical use.

ABOUT CERUS

Cerus Corporation is a biomedical products company focused on commercializing the INTERCEPT Blood System to enhance blood safety. The INTERCEPT Blood System is designed to inactivate blood-borne pathogens in donated blood components intended for transfusion. Cerus currently markets the INTERCEPT Blood System for both platelets and plasma in Europe and the Middle East. The company is also pursuing regulatory approvals in the United States and other countries. The INTERCEPT red blood cell system is currently in clinical development.

INTERCEPT and the INTERCEPT Blood System are trademarks of Cerus Corporation.

This press release contains forward-looking statements. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements, including, without limitation, statements relating to future performance under the agreement, marketing authorization by the Paul Ehrlich Institute, the conduct and outcome of any hemovigilence study, customer acceptance of INTERCEPT-treated platelets and the implementation of the INTERCEPT Blood System by DRK Baden-Württemberg - Hessen. Actual results could differ materially from these forward-looking statements as a result of certain factors, including, without limitation, risks associated with the commercialization and market acceptance of the INTERCEPT Blood System, as well as other risks detailed in the company’s filings with the Securities and Exchange Commission, including the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, and the quarterly report of Form 10-Q for the quarter ended March 31, 2008. No pathogen inactivation system has been shown to inactivate all pathogens. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The company does not undertake any obligation to update any forward-looking statements as a result of new information, future events, changed assumptions or otherwise.